Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
AIRSPAN NETWORKS INC.

(Adopted as of August 13, 2021)

These Amended and Restated Bylaws are promulgated pursuant to the General Corporation Law of the State of Delaware (the “General Corporation Law”) and the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of Airspan Networks Inc. (the “Corporation”).

ARTICLE I
STOCKHOLDERS

1.1 Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held each year at a place (either within or without the State of Delaware), day, and time to be set by the Board of Directors. Rather than holding an annual meeting at any designated place, the Board of Directors may determine that an annual meeting shall be held solely by means of remote communications, which means shall meet the requirements of the General Corporation Law.

1.2 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors, the President or the Secretary, to be held at such time and place as the Board of Directors or the Chairman (if one be appointed) or the President may prescribe, and no other person or persons may call a special meeting. Rather than holding a special meeting at any designated place, the Board of Directors may determine that a special meeting shall be held solely by means of remote communications, which means shall meet the requirements of the General Corporation Law.

1.3 Notice of Meetings. Except as otherwise provided in the General Corporation Law, the Secretary or Assistant Secretary shall give, in any manner permitted by law, not less than ten (10) nor more than sixty (60) days before the date of any meeting of stockholders, written notice stating the place, day, and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, to each stockholder of record entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, notice to a stockholder shall be effective when mailed, with first-class postage thereon prepaid, correctly addressed to the stockholder at the stockholder’s address as it appears on the current record of stockholders of the Corporation. If given by a form of electronic transmission consented to by the stockholder to whom notice is given, notice shall be deemed given at the times specified with respect to the giving of notice by electronic transmission in the General Corporation Law. Otherwise, written notice shall be effective at the earliest of the following: (a) when received; or (b) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. If the voting list for the meeting is to be made available by means of an electronic network or if the meeting is to be held solely by remote communication, the notice shall include the information required to access the reasonably accessible electronic network on which the Corporation will make its voting list available either prior to the meeting or, in the case of a meeting held solely by remote communication, during the meeting.

1.3.1 Notice of Special Meeting. In the case of a special meeting, the written notice shall also state with reasonable clarity the purpose or purposes for which the meeting is called and the general nature of the business proposed to be transacted at the meeting. No business other than that within the purpose or purposes specified in the notice may be transacted at a special meeting.

1.3.2 Affidavit of Mailing. An affidavit of the mailing or other means of giving any notice of any stockholders meeting, executed by the Secretary or Assistant Secretary, or any agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

1.3.3 Waiver of Notice. A stockholder may waive notice of any meeting at any time, either before or after such meeting. Except as provided below, the waiver must be in writing, be signed by the stockholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A stockholder’s attendance at a meeting in person or by proxy waives objection to lack of notice or defective notice of the meeting unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting on the ground that the meeting is not lawfully called or convened. A stockholder waives objection to consideration of a particular matter that is not within the purpose or purposes described in the meeting notice unless the stockholder objects to considering the matter when it is presented.

1.4 Quorum; Vote Requirement. A quorum shall exist at any meeting of stockholders if a majority of the votes entitled to be cast is represented in person or by proxy; provided, however, that where a separate vote by class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series represented in person or by proxy shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

If a quorum exists, action on a matter (other than the election of directors) is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action unless a greater number of affirmative votes is required by law or by the Certificate of Incorporation. The stockholders shall elect directors by plurality of the voting power of the stock present, in person or by proxy, and the meeting and entitled to vote on the matter.

1.5 Adjourned Meetings. An adjournment or adjournments of any stockholders meeting, whether by reason of the failure of a quorum to attend or otherwise, may be taken to such date, time and place as the Chairman of the meeting may determine without new notice being given if the date, time and place of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, if the adjournment is for more than thirty (30) days from the date set for the original meeting, a new record date or record dates for the adjourned meeting shall be fixed and a new notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting, in accordance with the provisions of Section 1.3 of these Bylaws. In addition, if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, a new record date for notice of such adjourned meeting shall be fixed and a new notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting, in accordance with Section 1.3 of these Bylaws. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. Any meeting at which Directors are to be elected shall be adjourned only from day to day until such Directors are elected.

1.6 Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders (or, subject to Section 1.5 above, any adjournment thereof), the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not less than ten (10) days nor more than sixty (60) days prior to the meeting. If no such record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, then the close of business on the day next preceding the day on which notice is given shall be the record date for such determination of stockholders. If no notice is given because all stockholders entitled to notice have waived notice, then the record date for the determination of stockholders entitled to notice of or to vote at a meeting shall be at the close of business on the date next preceding the day on which the meeting is held. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except as provided in Section 1.5 of these Bylaws. If no notice is given because stockholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes necessary in order to take such action by written consent have signed a consent, the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder signs the consent.

1.7 Stockholders’ List for Meeting. The Corporation shall cause to be prepared an alphabetical list of the names of all of its stockholders who are entitled to vote at a stockholders meeting or any adjournment thereof; provided, however, if the record date for determining stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and the number of shares held by each stockholder. The stockholders’ list must be available for inspection by any stockholder, beginning at least ten (10) days prior to the meeting, and continuing through the meeting, either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the principal place of business of the Corporation. Such list shall be produced and kept open at the time and place of the meeting. During such period, and during the whole time of the meeting, the stockholders’ list shall be subject to the inspection of any stockholder, or the stockholder’s agent or attorney, for any purpose germane to the meeting. If the list is made available on an electronic network, the Corporation may take reasonable steps to ensure that it is available only to stockholders. In cases where the record date for determining stockholders entitled to vote is fewer than ten (10) days prior to the meeting, because notice has been waived by all stockholders, the Secretary shall keep such record available for a period from the date the first waiver of notice was delivered to the date of the meeting. Subject to Section 219 of the General Corporation Law, failure to comply with the requirements of this Section 1.7 shall not affect the validity of any action taken at the meeting.

1.8 Remote Communications. The Board of Directors may permit the stockholders and their proxy holders to participate in meetings of the stockholders (whether such meetings are held at a designated place or solely by means of remote communication) using one or more methods of remote communication that satisfy the requirements of the General Corporation Law. The Board of Directors may adopt such guidelines and procedures applicable to participation in stockholders meetings by means of remote communication as it deems appropriate. Participation in a stockholders meeting by means of a method of remote communication permitted by the Board of Directors shall constitute presence in person at the meeting.

1.9 Action By Less than Unanimous Consent. To the extent permitted by the General Corporation Law, the taking of action by stockholders without a meeting by less than unanimous written consent of all stockholders entitled to vote on the action shall be permitted. Prompt notice in any manner permitted by the General Corporation Law of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders or members who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the Corporation.

ARTICLE II
BOARD OF DIRECTORS

2.1 Responsibility of Board of Directors. The business and affairs and property of the Corporation shall be managed under the direction of a Board of Directors. A Director shall discharge the duties of a Director, including duties as a member of a committee, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believes to be in the best interests of the Corporation.

2.2 Number of Directors; Qualification. The Board of Directors shall consist of two (2) Directors or such other number as may hereafter be fixed from time to time by resolution of the Board of Directors. No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office expires. No Director need be a stockholder of the Corporation or a resident of the State of Delaware. Each Director must be at least eighteen (18) years of age.

2.3 Term of Office. Each director shall hold office until his or her successor is elected or until his or her earlier death, resignation or removal.

2.4 Vacancies. Except as otherwise provided by law or in the Certificate of Incorporation, any vacancy occurring in the Board of Directors (whether caused by resignation, death, enlargement of the Board of Directors or otherwise) may be filled by the affirmative vote of a majority of the Directors present at a meeting of the Board at which a quorum is present, or, if the Directors in office constitute less than a quorum, by the affirmative vote of a majority of all of the Directors in office. Notice shall be given to all of the remaining Directors that such vacancy will be filled at the meeting. A Director elected to fill any vacancy shall hold office until the next meeting of stockholders at which Directors are elected, and until his or her successor shall have been elected and qualified.

2.5 Removal. Except as otherwise provided in the Certificate of Incorporation, one or more members of the Board of Directors (including the entire Board) may be removed, with or without cause, by the holders of a majority of the votes entitled to be cast at an election of directors; provided, that if a Director (or the entire Board) has been elected by one or more voting groups, only those voting groups may participate in the vote as to removal; provided further, that if the Certificate of Incorporation grants stockholders the right to cumulate their votes in the election of Directors, if less than the entire Board of Directors is to be removed, no Director may be removed without cause if the votes cast against such Director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of Directors, at an election of the class of Directors of which such Director is a part.

2.6 Resignation. A Director may resign at any time by delivering written notice to the Board of Directors, its Chairman (if one be appointed), the President or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

2.7 Regular Meetings. Regular meetings of the Board of Directors may be held at such place, day and time as shall from time to time be fixed by resolution of the Board without notice other than the delivery of such resolution as provided in Section 2.9 below. A regular meeting may be held without notice immediately after and at the same place as the annual meeting of the stockholders.

2.8 Special Meetings. Special meetings of the Board of Directors may be called by the President or the Chairman of the Board (if one be appointed) or any Director, to be held at such place, day and time as specified by the person or persons calling the meeting.

2.9 Notice of Meeting. Notice of the place, day and time of any meeting of the Board of Directors for which notice is required shall be given, at least two (2) days preceding the day on which the meeting is to be held, by the Secretary or an Assistant Secretary, or by the person or persons calling the meeting, in any manner permitted by law, including orally. Any oral notice given by personal communication over the telephone or otherwise may be communicated either to the Director or to a person at the office of the Director who, the person giving the notice has reason to believe, will promptly communicate it to the Director. Notice shall be deemed to have been given on the earliest of (a) the day of actual receipt, (b) five (5) days after the day on which written notice is deposited in the United States mail, as evidenced by the postmark, with first-class postage prepaid, and correctly addressed, or (c) the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

No notice of any regular meeting need be given if the place, day and time thereof have been fixed by resolution of the Board of Directors and a copy of such resolution has been given to each Director, either by personally delivering the copy to the Director at least two (2) days, or by depositing the copy in the United States mail with first class postage prepaid and correctly addressed to the Director at the Director’s address as it appears on the records of the Corporation at least five (5) days (as evidenced by the postmark), prior to the day of the first meeting held in pursuance thereof.

Notice of a meeting of the Board of Directors need not be given to any Director if it is waived by the Director in writing, whether before or after such meeting is held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting unless required by law, the Certificate of Incorporation or these Bylaws.

A Director’s attendance at or participation in a meeting shall constitute a waiver of notice of such meeting except when a Director attends or participates in a meeting for the express purpose of objecting on legal grounds prior to or at the beginning of the meeting (or promptly upon the Director’s arrival) to the holding of the meeting or the transaction of any business and does not thereafter vote for or assent to action taken at the meeting. Any meeting of the Board of Directors shall be a legal meeting if all of the Directors have received valid notice thereof, are present without objecting or waive notice thereof, or any combination thereof.

2.10 Quorum of Directors. Except in particular situations where a lesser number is expressly permitted by law, and unless a greater number is required by the Certificate of Incorporation or these Bylaws, a majority of the number of Directors specified in or fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, that if the number of Directors in office at any time is less than the number specified in or fixed in accordance with these Bylaws, then a quorum shall consist of a majority of the number of Directors in office; provided further, that in no event shall a quorum consist of fewer than one-third of the number specified in or fixed in accordance with these Bylaws.

Directors at a meeting of the Board of Directors at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, provided such withdrawal does not reduce the number of Directors attending the meeting below the level of a quorum.

A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting of the Board of Directors to another time and place. If the meeting is adjourned for more than forty eight (48) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 2.9 of these Bylaws, to the Directors who were not present at the time of the adjournment.

2.11 Dissent by Directors. Any Director who is present at any meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the Director objects at the beginning of the meeting (or promptly upon the Director’s arrival) to the holding of, or the transaction of business at, the meeting; or unless the Director’s dissent or abstention shall be entered in the minutes of the meeting; or unless the Director delivers written notice of the Director’s dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the Corporation within a reasonable time after the adjournment of the meeting. Such right to dissent or abstention shall not be available to any Director who votes in favor of such action.

2.12 Action by Directors Without a Meeting. Any action required by law to be taken or which may be taken at a meeting of the Board of Directors may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the Directors and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same effect as a meeting vote. Action taken under this section is effective when the last Director signs the consent, unless the consent specifies a later effective date.

2.13 Telephonic Meetings. Except as may be otherwise restricted by the Certificate of Incorporation, members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting may simultaneously hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.14 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, and may be paid a fixed sum or a stated salary as a Director, for attendance at each meeting of the Board. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

2.15 Committees. The Board of Directors, by resolution adopted by the greater of (a) a majority of all of the Directors in office or (b) the number of Directors required by the Certificate of Incorporation or these Bylaws to take action may from time to time create, and appoint individuals to, one or more committees, each committee to consist of one (1) or more Directors. Committees of Directors may exercise the authority of the Board of Directors to the extent specified by such resolution or in the Certificate of Incorporation or these Bylaws. However, no committee shall:

(a) approve or adopt, or recommend to stockholders, any action or matter expressly required to be submitted to stockholders for approval; or

(b) adopt, amend, or repeal Bylaws.

Committees shall be governed by the same provisions as govern the meetings, actions without meetings, notice and waiver of notice, quorum and voting requirements and standards of conduct of the Board of Directors. All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose at the office of the Corporation.

ARTICLE III
OFFICERS

3.1 Appointment. The officers of the Corporation shall be appointed by the Board of Directors. Except in the case of death, resignation or removal, unless a different term is specified in the resolution electing the officer, each officer shall hold office until his or her successor is appointed and qualified.

3.2 Qualification. None of the officers of the Corporation need be a Director, except as specified below. Any two or more of the corporate offices may be held by the same person.

3.3 Officers Enumerated. Except as otherwise provided by resolution of the Board of Directors, the officers of the Corporation and their respective powers and duties shall be as follows:

3.3.1 Chairman of the Board. The Chairman of the Board (if such an officer be appointed) shall be a Director and shall perform such duties as shall be assigned to him or her by the Board of Directors and in any employment agreement. The Chairman shall preside at all meetings of the stockholders and at all meetings of the Board at which he or she is present. The Chairman may sign deeds, mortgages, bonds, contracts and other instruments, except when the signing thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or is otherwise required by law to be signed by some other officer or in some other manner. If the President dies or becomes unable to act, the Chairman shall perform the duties of the President, except as may be limited by resolution of the Board of Directors, with all the powers of and subject to all the restrictions upon the President.

3.3.2 President. Subject to such supervisory powers as may be given by the Board of Directors to the Chairman of the Board (if such an officer be appointed), the President shall be the Chief Executive Officer of the Corporation unless some other officer is so designated by the Board and, subject to the control of the Board, shall supervise and control all of the assets, business and affairs of the Corporation. The President may sign certificates for shares of the Corporation, deeds, mortgages, bonds, contracts and other instruments, except when the signing thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or is otherwise required by law to be signed by some other officer or in some other manner. The President shall vote the shares owned by the Corporation in other corporations, domestic or foreign, unless otherwise prescribed by law or resolution of the Board. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time. In the absence of the Chairman of the Board, the President, if a Director, shall preside over all meetings of the stockholders and over all meetings of the Board of Directors. The President shall have the authority to appoint one or more Assistant Secretaries and Assistant Treasurers, as he or she deems necessary.

3.3.3 Vice Presidents. If no Chairman of the Board has been appointed, in the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President; provided that no such Vice President shall assume the authority to preside as Chairman of meetings of the Board unless such Vice President is a member of the Board. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be respectively prescribed for them by the Board, these Bylaws, the President or the Chairman of the Board (if one be appointed).

3.3.4 Secretary. The Secretary shall:

(a) have responsibility for preparing minutes of meetings of the stockholders and the Board of Directors, to be kept in a book for that purpose, and for authenticating records of the Corporation;

(b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

(c) be custodian of the corporate records and seal of the Corporation, if one be adopted;

(d) keep a register of the post office address of each stockholder and Director;

(e) attest certificates for shares of the Corporation;

(f) have general charge of the stock transfer books of the Corporation;

(g) when required by law or authorized by resolution of the Board of Directors, sign with the President, or other officer authorized by the President or the Board, deeds, mortgages, bonds, contracts and other instruments; and

(h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or the Board of Directors.

In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

3.3.5 Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine. The Treasurer shall:

(a) have charge and custody of and be responsible for all funds and securities of the Corporation;

(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; and

(c) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or the Board of Directors.

In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

3.4 Delegation. In case of the absence or inability to act of any officer of the Corporation and of each person herein authorized to act in his or her place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or other person whom it may select.

3.5 Resignation. Any officer may resign at any time by delivering written notice to the Corporation. Any such resignation shall take effect at the time the notice is delivered unless the notice specifies a later effective date. Unless otherwise specified therein, acceptance of such resignation by the Corporation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

3.6 Removal. Any officer or agent may be removed by the Board with or without cause. An officer empowered to appoint another officer or assistant officer also has the power with or without cause to remove any officer or assistant officer he or she would have the power to appoint whenever in his or her judgment the best interests of the Corporation would be served thereby. The removal of an officer or agent shall be without prejudice to the contract rights, if any, of the Corporation or the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

3.7 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board of Directors for the unexpired portion of the term or for a new term established by the Board.

3.8 Other Officers and Agents. Such other officers and assistant officers as may be deemed necessary or advisable may be appointed by the Board of Directors or, to the extent provided in Section 3.3.2 above, by the President. Such other officers and assistant officers shall hold office for such periods, have such authorities and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such assistant officers or agents and to prescribe their respective terms of office, authorities and duties.

3.9 Compensation. Compensation, if any, for officers and other agents and employees of the Corporation shall be determined by the Board of Directors, or by a committee or officer appointed by the Board. No officer shall be prevented from receiving compensation in such capacity by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE IV
CONTRACTS, CHECKS AND DRAFTS

4.1 Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

Subject to the limitations set forth in Sections 144 and 203 of the General Corporation Law, to the extent applicable:

(a) The Corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower or otherwise with its Directors and stockholders and with corporations, associations, firms and entities in which they are or may be or become interested as Directors, officers, stockholders, members or otherwise.

(b) Any such contract or transaction shall not be affected or invalidated or give rise to liability by reason of the Director’s or stockholder’s having an interest in the contract or transaction.

4.2 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation and in such manner as may be determined from time to time by resolution of the Board of Directors.

4.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Treasurer, subject to the direction of the Board of Directors, may select.

ARTICLE V
STOCK

5.1 Issuance of Shares. No shares of the Corporation shall be issued unless authorized by the Board of Directors, which authorization shall include the maximum number of shares to be issued, the consideration to be received for each share and, if the consideration is in a form other than cash, the determination of the value of the consideration.

5.2 Certificates. The Corporation’s shares may but need not be represented by certificates. The rights and obligations of stockholders are identical whether or not their shares are represented by certificates. Share certificates shall be numbered in the order of their issue and shall be signed by or in the name of the Corporation by (i) the Chief Executive Officer, President or a Vice President and (ii) the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any or all of the signatures on a certificate may be a facsimile. In case any officer who signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue. Each certificate that is subject to any restriction on the transfer or registration of transfer of shares shall have conspicuously noted on its face or back either the full text of the restriction or a statement of the existence of the restriction. If the Corporation is authorized to issue different classes of shares or different series within a class, each certificate shall have on its face or back a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.

5.3 Stock Records. The Corporation or its agent shall maintain at the registered office or principal office of the Corporation a record of its stockholders, in a form that permits preparation of a list of the names and addresses of all stockholders in alphabetical order by class of shares showing the number and class of shares held by each. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

5.4 Restrictions on Transfer. The Board of Directors shall have the authority to issue shares of the capital stock of this Corporation and the certificates therefor subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose. Except to the extent that the Corporation has obtained an opinion of counsel acceptable to the Corporation that transfer restrictions are not required under applicable securities laws, all certificates representing shares of the Corporation shall bear the following legend (or a legend of substantially the same import) on the face of the certificate or on the reverse of the certificate if a reference to the legend is contained on the face:

NOTICE: RESTRICTIONS ON TRANSFER

The securities represented by this certificate have not been registered under the Securities Act of 1933, or any state securities laws, and may not be offered, sold, transferred, encumbered, or otherwise disposed of except upon satisfaction of certain conditions. Information concerning these conditions may be obtained from the Corporation or its legal counsel. Any offer or disposition of these securities without satisfaction of said conditions will be wrongful and will not entitle the transferee to register ownership of the securities with the Corporation.

5.5 Transfers. Registration of transfers of shares shall be made only upon the share transfer records of the Corporation, which records shall be kept at the registered office of the Corporation or at its principal place of business. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register and to record transfers of shares therein. Certificated shares shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No certificated shares shall be transferred on the records of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation or to its transfer agent or registrar. Uncertificated shares shall be transferred upon receipt by the Corporation of a written request for transfer signed by the stockholder. The Board of Directors may make further rules and regulations concerning the transfer and registration of shares.

ARTICLE VI
FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year unless otherwise expressly determined by the Board of Directors.

ARTICLE VII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

7.1 Indemnification. The Corporation shall indemnify and hold harmless each person who is or was serving as a Director or officer of the Corporation or who, serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the person is a party or is threatened to be made a party because of such service, and shall make advances of expenses (including attorneys’ fees) incurred by an officer or Director in defending any civil, criminal, administrative or investigative action, suit or proceeding, to the fullest extent permitted by law; provided that no such indemnity shall be made in respect of any matter as to which a Director or officer shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such Director or officer is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

7.2 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise against liability asserted against such person and incurred by such person in that capacity or arising from such person’s status as a Director, officer, employee or agent, whether or not the Corporation would have power to indemnify such person against such liability under Section 145 of the General Corporation Law.

7.3 Amendments to the General Corporation Law. If, after the effective date of this Article IX, the General Corporation Law is amended to authorize further indemnification of directors or officers, then Directors and officers of the Corporation shall be indemnified to the fullest extent permitted by the General Corporation Law.

7.4 Nonexclusive Contract Right. To the extent permitted by law, the rights to indemnification and advance of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise. The right to indemnification conferred in this Article VII shall be a contract right upon which each Director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article VII shall not adversely affect any right or protection of a Director or officer of the Corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

7.5 Severability. If any provision of this Article IX or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this Article IX, and the application of such provisions to persons or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby.

ARTICLE VIII
CORPORATE SEAL

The Board of Directors may, but shall not be required to, adopt a corporate seal for the Corporation in such form and with such inscription as the Board may determine. If such a corporate seal shall at any time be so adopted, the application of or the failure to apply such seal to any document or instrument shall have no effect upon the validity or invalidity of such document or instrument under otherwise applicable principles of law.

ARTICLE IX
MISCELLANY

9.1 Communications by Facsimile. To the extent permitted by applicable law, whenever these Bylaws require notice, consent or other communication to be delivered for any purpose, transmission by phone, wire, wireless equipment or electronic mail which transmits a facsimile of such communication shall constitute sufficient delivery for such purpose. Such communication shall be deemed to have been received by or in the possession of the addressee upon completion of the transmission.

9.2 Inspector of Elections. Before any meeting of stockholders, the Board of Directors may appoint an inspector of elections to act at the meeting and any adjournment thereof. If no inspector of elections is so appointed by the Board, then the Chairman of the meeting may appoint an inspector of elections to act at the meeting and any adjournment thereof. If any person appointed as inspector fails to appear or fails or refuses to act, then the Chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy. The inspector of elections may appoint or retain other persons or entities to assist him or her in the performance of his or her duties.

Such inspector of elections shall:

(a) ascertain the number of shares outstanding and the voting power of each;

(b) determine the shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination of the inspector of elections; and

(e) certify the determination of the number of shares represented at the meeting, and the count of all votes and ballots.

9.3 Rules of Conduct. The Board of Directors or the Chairman of the meeting may adopt such rules, regulations and procedures for the conduct of any meeting of the stockholders as they deem appropriate including, without limitation, rules, regulations and procedures regarding participation in the meeting by means of remote communication. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the Board of Directors, the Chairman of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the Chairman of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, rules that (a) establish an agenda or order of business, (b) are intended to maintain order and safety at the meeting, (c) restrict entry to the meeting after the time fixed for its commencement and (d) limit the time allotted to stockholder questions or comments. Unless otherwise determined by the Board of Directors or the Chairman of the meeting, meetings of the stockholders need not be held in accordance with the rules of parliamentary procedure.

9.4 Construction. Within these Bylaws, words of any gender shall be construed to include any other gender, and words in the singular or plural number shall be construed to include the plural or singular, respectively, unless the context otherwise requires.

9.5 Severability. If any provision of these Bylaws or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of these Bylaws, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby.

9.6 Notices To And From Directors And Stockholders. In addition to the means of notice previously provided for or required in these Bylaws, to the extent permitted by applicable law, notices to Directors and stockholders from the Corporation and from Directors and stockholders to the Corporation may be provided by a form of electronic transmission (as defined in the General Corporation Law). Similarly where these Bylaws provide for or require action by “written” consent or in a “writing”, to the extent permitted by applicable law, such consent or action may be either in a tangible medium or by means of electronic transmission. Subject to contrary provisions in the General Corporation Law, notice to stockholders or Directors in an electronic transmission shall be effective only with respect to stockholders and Directors that have consented to receive electronically transmitted notices and that have designated in the consent the address, location or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirements of the General Corporation Law and any applicable federal law.

A stockholder or Director who has consented to receipt of electronically transmitted notices may revoke this consent by delivering a written revocation to the Corporation.

The consent of any stockholder or Director is revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with the consent, and (b) this inability becomes known to the Secretary or an Assistant Secretary of the Corporation or any other person responsible for giving the notice. The inadvertent failure by the Corporation to treat this inability as a revocation does not invalidate any meeting or other action.

ARTICLE X
AMENDMENT OF BYLAWS

Except as may be provided in the Certificate of Incorporation, and subject to Section 216 of the General Corporation Law, the Bylaws of the Corporation may be amended or repealed, or new Bylaws may be adopted, by: (a) the stockholders, even though the Bylaws may also be amended or repealed, or new Bylaws may also be adopted, by the Board of Directors; or (b) subject to the power of the stockholders of the Corporation to amend or repeal the Bylaws, the Board of Directors, unless such power is reserved, by the Certificate of Incorporation or by law, exclusively to the stockholders in whole or in part or unless the stockholders, in adopting, amending or repealing a particular Bylaw, provide expressly that the Board of Directors may not amend or repeal that Bylaw. Any officer of the Corporation may authenticate a restatement of the Bylaws and all amendments thereto adopted in the manner provided above.